EXHIBIT 10.9


                    COOPERATION AND SERVICE SUPPLY AGREEMENT

DE NORA ELETTRODI S.p.A., with headquarters in Milan, Via dei Canzi, 1, capital stock 33,500,000,000 lire, registered in the Corporate Register with CCIAA, Milan, as no. 117453/2000, in the person of its Managing Director and President Mr. Renato Gazzaniga (company hereinafter DE for the sake of brevity)

                                      AND

NUVERA FUEL CELLS S.P.A., with headquarters in Milan, Via Bistolfi, 35, capital stock 400,000,000 lire, registered in the Corporate Register with CCIAA, Milan, as no. 208344/1999, in the person of its President Dr. Michele Tettamanti (company hereinafter FUEL CELLS for the sake of brevity)

                                    WHEREAS

     - FUEL CELLS has an organizational structure still in the start-up phase;
     - It is in the companies' common interest, belonging to the same "Oronzio de Nora" group, to centralize certain services, in order to realize cost savings;

                            WHEREAS ALL OF THE ABOVE

The parties agree and stipulate as follows:

1) PREAMBLE

The preamble is an integral part of this agreement.

2) OBJECTIVE OF ASSISTANCE ACTIVITY

DN offers to FUEL CELLS which, as represented, accepts, the following assistance and cooperation services:
     a) Within the scope of production activities for manpower services relating to packing and workshop odd jobs;
     b) In import/export activities, in particular for the application and management of authorization for temps, keeping operations records and preparing additional internal and external documentation;

3) PROCEDURE

For supplying the referenced services, FUEL CELLS pledges to supply DE with the information necessary for DE to conduct the service activity.


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4) SPECIALISTS

In performing its assistance activity, where it becomes necessary or also at DE's request, FUEL CELLS may send its own specialists to perform individual services.

The personnel used by DE in performing individual services shall act in compliance with the needs and objectives pursued by FUEL CELLS, exercising technical and professional discretion, without obligation of subordination.

5) TERM

This agreement shall take effect on May 8, 2000 and shall end on 12/31/00. At maturity, it will be considered automatically renewed for an additional period of one year, and so forth, unless prior notice of 30 days is given by registered letter.

6) CONSIDERATION

As compensation for the services as per art. 2 of this agreement, FUEL CELLS shall pay to DE the following amounts:

6.1) for the activities as per 2a) above:
     a) 60 Euros for each hour of work (regular or overtime) performed at the DE or FUEL CELLS headquarters; use of packing materials and tools will be charged at cost plus 10%;
     b) 350 Euros for each day of work outside the headquarters, including overtime.

These amounts do not include out-of-pockets expenses (room and board, transportation), which will be reimbursed upon submission and approval by FUEL CELLS of the relevant documentation.

6.2) for the activities as per 2 b) above, a flat rate of 200,000 lire per operation; this amount does not include customs duties for imports, the cost of customs declarations for issuing customs entry, the costs of specific ad hoc consultancies by the shippers/carriers or shipping costs of any kind whatever.

The amounts as per 6.1) and 6.2) above shall be paid by FUEL CELLS on a monthly basis, deferred, upon submission of invoice via direct delivery and analytical documentation of the activity performed by DE. Every other tax charge shall be borne entirely by FUEL CELLS.

7) TERMINATION


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This contract may be terminated by both parties within the limits established by law with 60 days advance notice in writing.

8) COSTS

The costs of this contract, attached and consequential, are to be borne exclusively by FUEL CELLS.


Milan, May 20, 2000



DE NORA ELETTRODI S.P.A.                              NUVERA FUEL CELLS S.P.A.

/s/ Renato Gazzaniga                                  /s/ Michele Tettamanti
--------------------------                            --------------------------
    Renato Gazzaniga                                      Michele Tettamanti